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                            SCHEDULE 14A INFORMATION

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                      the Securities Exchange Act of 1934

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         Section240.14a-12

                                QUICKTURN DESIGN SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 MENTOR GRAPHICS CORPORATION
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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            MENTOR GRAPHICS SAYS ISS AGAIN ADVISES CLIENTS TO VOTE FOR
                MENTOR'S DIRECTOR NOMINEES AND PROPOSALS AT SPECIAL
                   MEETING OF QUICKTURN STOCKHOLDERS ON JANUARY 8

WILSONVILLE, OR, JANUARY 5, 1999 - Mentor Graphics Corporation (Nasdaq: MENT) today said that Institutional Shareholder Services Inc. (ISS), one of the nation's leading institutional shareholder advisory firms, has again recommended to its clients that they vote in favor of Mentor Graphics' director nominees and related proposals at the special meeting of stockholders of Quickturn Design Systems, Inc. (Nasdaq: QKTN) on January 8, 1999.

The ISS report states that: "ISS maintains that the election of the Mentor board nominees represents the best opportunity for shareholders to enjoy the benefits of an auctioning of Quickturn to the highest bidder. The incumbent board has made clear that it is not inclined to negotiate with Mentor, whose offer could ultimately represent the best value for shareholders. Mentor has not been allowed to conduct due diligence. By obstructing Mentor's participation in the bidding process, the incumbent board has denied shareholders a potential opportunity to realize greater value for their ownership interest in the company."

The ISS report continues: "The vote is not a referendum on one merger agreement over another. Shareholders must focus on the relevant issue before them: Which board nominees are most likely to carry out their fiduciary duty and facilitate a transaction that will result in the greatest value for shareholders? In our opinion, replacing the incumbent board with the Mentor nominees is the best way to ensure that any future merger or sale agreement will represent the highest bid."

Dr. Walden C. Rhines, President and CEO of Mentor Graphics, said, "We are very pleased that ISS has reiterated its recommendation for our nominees and all our proposals. It is time for Quickturn's stockholders to install a board of directors that will act in the best interests of the owners of the company."

Mentor said the special meeting of Quickturn's stockholders will be held on Friday, January 8, 1999 to consider Mentor's proposals relating to the removal of the current Quickturn Board and to replace the Quickturn directors with five new directors nominated by Mentor. If elected as directors of Quickturn, Mentor would encourage the nominees to, subject to their fiduciary duties as directors


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under applicable law and in accordance with Quickturn's rights and obligations under the merger agreement with Cadence, seek to auction Quickturn to the highest bidder.

Institutional Shareholder Services, based in Bethesda, Md., is a leading independent advisor to several hundred institutional investors and provides voting recommendations for proxy contests, corporate governance proposals and other shareholder related issues.

Mentor's Offer to Purchase, proxy solicitation materials and related documents are available on a Mentor World Wide Web site at http://www.mentorg.com/file.

The Dealer Manager for the offer is Salomon Smith Barney. The Information Agent for the Offer is MacKenzie Partners, Inc., which can be reached toll-free at 800-322-2885 or by collect call at 212-929-5500.

Contacts:    Anne M. Wagner/Ry Schwark       Todd Fogarty/Jason Lynch
             Mentor Graphics Corporation     Kekst and Company
             503/685-1462                    212/521-4800


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